Exhibit 99.1

General Partners, Executive Officers, Managers and Board of Directors

Noble Energy, Inc.

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*
Berenson, Jeffrey L.	Director	Chairman and Chief Executive Officer of Berenson Holdings LLC	—
Cawley, Michael A.	Director	President and Manager of The Cawley Consulting Group, LLC	2,300
Cox, Edward F.	Director	Chair of the New York Republican State Committee	12,500
Craddock, James E.	Director	Former Chairman and Chief Executive Officer of Rosetta Resources Inc.	—
Edelman, Thomas J.	Director	Managing Partner, White Deer Energy LP	—
Grubman, Eric P.	Director	Executive Vice President of the National Football League	—
Hedrick, Kirby L.	Director	Former executive of Phillips Petroleum Company	—
Urban, Scott D.	Director	Partner in Edgewater Energy, LLC and former executive of BP Oil Company	5,000
Van Kleef, William T.	Director	Former executive of Tesoro Corporation	—
Williamson, Molly K.	Director	Scholar with the Middle East Institute	1,134.97
Stover, David L.	Chairman, President and Chief Executive Officer	Executive Officer of Noble Energy	7,500
Cunningham, Susan M.	Executive Vice President	Executive Officer of Noble Energy	—
Elliott, J. Keith	Senior Vice President	Executive Officer of Noble Energy	—
Fisher, Kenneth M.	Executive Vice President and Chief Financial Officer	Executive Officer of Noble Energy	7,500

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*
Gerhart, Terry R.	Senior Vice President	Executive Officer of Noble Energy	—
Johnson, Arnold J.	Senior Vice President, General Counsel and Secretary	Executive Officer of Noble Energy	6,000
Lewis, John T.	Senior Vice President	Executive Officer of Noble Energy	7,500
Putnam, Michael W.	Vice President	Executive Officer of Noble Energy	1,500
Rimer, Charles J.	Senior Vice President	Executive Officer of Noble Energy	—
Robison, Andrea Lee	Senior Vice President	Executive Officer of Noble Energy	—
Willingham, Gary W.	Executive Vice President	Executive Officer of Noble Energy	5,000
Hatley, Dustin A.	Vice President and Chief Accounting Officer	Officer of Noble Energy	1,200

The business address for each of the persons listed above is c/o Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070.

NBL Midstream, LLC

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*
Willingham, Gary W.	Manager	Executive Officer of Noble Energy	5,000
Rimer, Charles J.	Manager and President	Executive Officer of Noble Energy	—
Huser, John A.	Manager and Vice President—Finance	Officer of Noble Energy	1,300
Jolley, Amy E.	Vice President—Tax	Officer of Noble Energy	500
Stevenson, Gerald M.	Vice President and Treasurer	Officer of Noble Energy	4,500
Patteson, Mark	Vice President	Officer of Noble Energy	—
Baumgart, Timothy K.	Vice President	Officer of Noble Energy	500
Moore, Donald G.	Vice President	Officer of Noble Energy	200

The business address for each of the persons listed above is c/o Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070.